As filed with the Securities and Exchange Commission on March 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WiMi Hologram Cloud Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7310	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

No. 6, Xiaozhuang, #101A, Chaoyang District, Beijing

the People’s Republic of China 100020

+86-10-5338-4913

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yang Ge, Esq. DLA Piper UK LLP 20th Floor, South Tower, Kerry Center No. 1 Guanghua Road, Chao Yang District Beijing, People’s Republic of China 100020 Tel: 86-10-8520-0616	Ralph V. De Martino, Esquire Alec Orudjev, Esq. Schiff Hardin LLP 900 K Street, NW Suite 700 Washington, DC 20001 Tel: 202-778-6400

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-254461)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(2)(3)		Amount of registration fee
Units consisting of:
(i) Class B ordinary shares, par value US$0.0001 per share (1)	US$	13,800,012.5	1505.58
(ii) Warrants to purchase American Depositary Shares (4)
Class B ordinary shares underlying American Depositary Shares issuable upon exercise of warrants (5)	US$	6,900,006.2	752.79
Placement Agent Warrants to purchase American Depositary Shares
Class B ordinary shares underlying American Depositary Shares issuable upon exercise of Placement Agent Warrants(6)	US$	862,500.78	94.10
Total	US$	21,562,519.5	2,352.47

(1)	American depositary shares issuable upon deposit of Class B ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-253823). Each American depositary share represents two Class B ordinary shares.

(2)	Includes Class B ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class B ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants registered hereby.

(5)	We have agreed to issue, on the closing date of the offering, warrants to the representatives of the placement agents in an amount up to 5% of the aggregate number of Class B ordinary shares that our company sells in the offering (the “Placement Agent Warrants”). The exercise price of the Placement Agent Warrants is equal to 125% of the public offering price of the Units offered.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-254461) initially filed by WiMi Hologram Cloud Inc. (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on March 18, 2021, which was declared effective by the Commission on March 22, 2021, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

WiMi Hologram Inc.

Exhibit Index

Exhibit Number	Description of Document
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered
5.2	Opinion of DLA Piper UK LLP regarding the enforceability of warrants being registered
23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3	Consent of DLA Piper UK LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included on signature page)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the PRC, on March 23, 2021.

WiMi Hologram Cloud Inc.

By:	/s/ Shuo Shi
Name:	Shuo Shi
Title:	Chief Executive and Operations Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Shuo Shi as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jie Zhao	Chairman of the Board of Directors	March 23, 2021
Jie Zhao

/s/ Shuo Shi	Chief Executive and Operations Officer and	March 23, 2021
Shuo Shi	Director

/s/ Guanghui Zheng	Chief Financial Officer	March 23, 2021
Guanghui Zheng

/s/ Songrui Guo	Director	March 23, 2021
Songrui Guo

/s/ Yaunyuan Liu	Independent Director	March 23, 2021
Yuanyuan Liu

/s/ Hongtao Zhao	Independent Director	March 23, 2021
Hongtao Zhao

/s Michael W. Harlan	Independent Director	March 23, 2021
Michael W. Harlan

/S/ Shan Cui	Independent Director	March 23, 2021
Shan Cui

By:	/s/ Shuo Shi
Name:	Shuo Shi
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of WiMi Hologram Cloud Inc., has signed this registration statement or amendment thereto in Newark, Delaware on March 23, 2021.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

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